Exhibit 10.10

PLEDGE AGREEMENT

on

SHARES

in

CENTRAL EUROPEAN MEDIA ENTERPRISES N.V.

Dated May 2, 2014

among

Central European Media Enterprises Ltd.

as the Pledgor

Time Warner Inc.

as the Pledgee

and

Central European Media Enterprises N.V.

as the Company

THIS PLEDGE AGREEMENT is made this second day of May two thousand and fourteen (this “Pledge Agreement”), by and between Central European Media Enterprises Ltd., a company duly organized and existing under the laws of Bermuda, with its registered office at O’Hara House, 3 Bermudiana Road, Hamilton HM08 Bermuda, as the “Pledgor”, Time Warner Inc., a corporation incorporated under the laws of the State of Delaware, United States of America, with an address at One Time Warner Center, New York, NY 10019, United States of America (acting in its capacity as administrative agent under the Revolving Loan Facility Credit Agreement and as sole creditor under each Parallel Debt), as the “Pledgee”, and Central European Media Enterprises N.V., a public company (naamloze vennootschap) incorporated under the laws of the former Netherlands Antilles and existing under the laws of Curaçao, having its corporate seat in Curaçao, and its registered address at Schottegatweg Oost 44, Curaçao, and registered in the commercial register of the Chamber of Commerce and Industries of Curaçao under number 67248 as the “Company”;

WHEREAS, upon incorporation on the fourteenth day of July nineteen hundred and ninety-four, the Pledgor acquired the legal and beneficial title to 60 ordinary shares in the capital of the Company, and pursuant to the issuance of 1 share on the nineteenth day of September nineteen hundred and ninety-four, the Pledgor acquired the legal and beneficial title to 1 ordinary share in the capital of the Company, with a nominal value of USD 100, collectively constituting the entire issued and outstanding share capital of the Company (the “Present Shares”);

WHEREAS, to secure the performance of the Secured Obligations, the Pledgor and the Pledgee wish to hereby establish a right of pledge with a fifth priority (on the date hereof) in respect of the Present Shares as well as in respect of any and all future shares in the capital of the Company to be acquired (either through issue, purchase, distribution or otherwise) by the Pledgor after the date of this Pledge Agreement (the “Future Shares”, together with the Present Shares hereafter where appropriate also referred to as the “Shares”), under the following terms.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1.                                      Definitions

Unless otherwise defined herein, or the context requires otherwise, terms used in this Pledge Agreement, including its preamble and recitals, shall have the meaning as defined in the Amended Intercreditor Agreement. In addition, the following terms used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings:

(a)                                 the “Amended Intercreditor Agreement”: the intercreditor agreement dated the twenty-first day of July two thousand and six (and amended and restated on the sixteenth day of May two thousand and seven, on the twenty-second day of August two thousand and seven, the tenth day of March two thousand and eight, the seventeenth day of September two thousand and nine, the twenty-ninth day of September two thousand nine, the twenty-first day of October two thousand and ten, the eighteenth day of February two thousand and eleven, the eighth day of

[Pledge Agreement - Central European Media Enterprises N.V. (Revolving Credit Facility)]

October two thousand and twelve, and as further amended and restated on the date of this Pledge Agreement) by and between (among others) Central European Media Enterprises Ltd., the Pledgor, the Company, The Bank of New York Mellon, acting through its London branch (in its capacity as notes trustee under the 2009 Indenture), The Law Debenture Trust Corporation p.l.c. (in its capacity as security trustee under the 2009 Indenture), Citibank, N.A., London Branch (in its capacity as trustee under the 2010 Indenture), BNP Paribas Trust Corporation UK Limited (in its capacity as security agent under the 2010 Indenture), Deutsche Bank Trust Company Americas (in its capacity as trustee and security agent under the 2011 Indenture), the Pledgee (in its capacity as security agent under the 2014 Term Loan (as defined therein) and the Revolving Loan Facility Credit Agreement) and Deutsche Bank Trust Company Americas (in its capacity as trustee and security agent under the 2014 Indenture);

(b)                                 an “Event of Default”: each Event of Default as defined the Revolving Loan Facility Credit Agreement which is continuing;

(c)                                  an “Event of Statutory Default”: each Event of Default which also constitutes a default (verzuim) in the fulfilment of the Secured Obligations within the meaning of in Article 6:81 of the Curaçao Civil Code (Burgerlijk Wetboek) (“CCC”);

(d)                                 the “Existing Rights of Pledge”: the rights of pledge on the Shares (as defined hereinafter) created in favor of (i) The Law Debenture Trust Corporation p.l.c., on the seventeenth day of September two thousand and nine pursuant to that certain pledge agreement dated the seventeenth day of September two thousand and nine by and between the Pledgor, the Bank of New York Mellon, The Law Debenture Trust Corporation p.l.c. and the Company, (ii) BNP Paribas Trust Corporation UK Limited, on the twenty-first day of October two thousand and ten pursuant to that certain pledge agreement dated the twenty-first day of October two thousand and ten by and between the Pledgor, BNP Paribas Trust Corporation UK Limited and the Company, (iii) Deutsche Bank Trust Company Americas, on the eighteenth day of February two thousand and eleven pursuant to that certain pledge agreement dated the eighteenth day of February two thousand and eleven by and between the Pledgor, Deutsche Bank Trust Company Americas and the Company and (iv) the Pledgee, on this second day of May two thousand and fourteen pursuant to that certain pledge agreement dated this second day of May two thousand and fourteen by and between the Pledgor, Pledgee and the Company;

(e)                                  the “Guarantee”: the guarantee dated the date of this Pledge Agreement by and between the Company as subsidiary guarantor and the Pledgee as administrative agent in relation to the Revolving Loan Facility Credit Agreement;

(f)                                   a “Parallel Debt”: a Parallel Debt (as defined in Section 27 of the Guarantee);

(g)                                  the “Permitted Right of Pledge”: the right of pledge on the Shares with a sixth priority, in favour of Deutsche Bank Trust Company Americas, to be created pursuant to a pledge agreement by and between the Pledgor, Deutsche Bank Trust Company Americas and the Company;

(h)                                 the “Revolving Loan Facility Credit Agreement”: the revolving loan facility credit agreement dated the date of this Pledge Agreement by and between (among others) Central European Media Enterprises Ltd. as borrower, the lenders party thereto from time to time and the Pledgee as administrative agent.

(i)                                     the “Right of Pledge”: the fifth priority right of pledge (openbaar pandrecht vijfde in rang) in respect of the Shares established in this Pledge Agreement;

(j)                                    the “Secured Obligations”: all present and future obligations and liabilities consisting of monetary payment obligations (verbintenissen tot betaling van een geldsom) of the Pledgor to the Pledgee, whether actual or contingent, whether owed jointly, severally or in any other capacity whatsoever, under or in connection with its Parallel Debt, provided that no obligation or liability shall be included in the definition of “Secured Obligations” to the extent that, if it were so included, the Security (or any part thereof) or any provision of this Pledge Agreement would be unlawful or prohibited by any applicable law;

(k)                                 a “Voting Event”: the occurrence of an Event of Statutory Default of which the Pledgee has given notice to the Pledgor and the Company, in which notice the Pledgee notifies the Pledgor that it wishes to exercise the Voting Rights (as defined below);

(l)                                     the “2009 Indenture”: the indenture dated the seventeenth day of September two thousand and nine, by and between (among others) the Pledgor as issuer, CME Media Enterprises B.V. and the Company as guarantors, and The Law Debenture Trust Corporation p.l.c. as security trustee;

(m)                             the “2010 Indenture”: the indenture dated the twenty-first day of October two thousand and ten, by and between (among others) CET 21 spol s r.o. as issuer, and Citibank, N.A., London Branch as trustee;

(n)                                 the “2011 Indenture”: the indenture dated the eighteenth day of February two thousand and eleven, by and between (among others) Central European Media Enterprises Ltd. as issuer, the Pledgor and the Company as guarantors, and Deutsche Bank Trust Company Americas as trustee, security agent, paying agent, conversion agent, transfer agent and registrar; and

(o)                                 the “2014 Indenture”: the indenture to be entered into by and between (among others) the Pledgor as issuer, the Company as guarantor and Deutsche Bank Trust Company Americas, as trustee, paying agent and transfer agent and registrar.

2.                                      Right of Pledge

2.1                               As security for the Secured Obligations, the Pledgor hereby agrees to grant and hereby grants to the Pledgee a disclosed right of pledge with a fifth priority (openbaar pandrecht vijfde in rang) (on the date hereof) in respect of the Shares, which Right of Pledge the Pledgee agrees to accept and hereby so accepts.

2.2                               The Right of Pledge is one and indivisible (één en ondeelbaar). The Right of Pledge shall not be affected by one or more but not all of the Secured Obligations being discharged or the Secured Obligations being amended. The Right of Pledge includes a right of pledge in respect of all accessory rights (afhankelijke rechten) and all ancillary rights (nevenrechten) attached to the Shares.

2.3                                                                               The Pledgor shall, if and when requested by the Pledgee in writing, execute such further encumbrances and assurances, and do all such acts and things as are reasonably necessary or as the Pledgee may reasonably require over or in relation to the Shares to maintain, perfect or protect the security rights created by this Pledge Agreement, such that this Pledge Agreement will continue to constitute a fifth priority right of pledge over the Shares, until payment in full of the Secured Obligations or termination of this Pledge Agreement in accordance with Section 8 of this Pledge Agreement.

2.4                              By co-signing this Pledge Agreement, the Company acknowledges the Right of Pledge created by this Pledge Agreement, as provided in article 2:113 of the CCC.

2.5                               The Company shall register in the Company’s shareholders’ register that the Shares are encumbered with a right of pledge in favor of the Pledgee and that, subject to Section 3 of this Pledge Agreement, the Pledgee has the Voting Rights.

3.                                      Voting rights

3.1.                           The voting and other consensual rights and similar rights or powers attaching to the Shares or any part thereof (the “Voting Rights”) shall be vested in (toekomen aan) the Pledgee under the conditions precedent (opschortende voorwaarden) of (i) the occurrence of a Voting Event which is continuing and (ii) the termination and/or release of the Existing Rights of Pledge. Until the occurrence of a Voting Event and subject to the termination and/or release of the Existing Rights of Pledge, the Pledgor may exercise any and all such Voting Rights, save:

(a)                  that no such exercise may violate or be inconsistent with the express terms or purpose of this Pledge Agreement, the Existing Rights of Pledge, the Revolving Loan Facility Credit Agreement and/or the Guarantee;

(b)                  that no such exercise may have the effect of impairing the position or interests of the Pledgee; and

(c)                      as set out in Section 3.2 below.

3.2.                           Upon the occurrence of a Voting Event and subject to the termination or release of the Existing Rights of Pledge any and all rights of the Pledgor to exercise the Voting Rights which it is entitled to exercise pursuant to Section 3.1 above shall cease automatically without further notice to the Pledgor being required and the Pledgee shall have the sole and exclusive right, but not the obligation, and authority to exercise such Voting Rights and shall be entitled to exercise or refrain from exercising such rights in such manner as the Pledgee may in its absolute discretion deem fit.

3.3.                           By signing this Pledge Agreement, the Company confirms (and the other parties agree) that a written notice from the Pledgee to the Company stating that a Voting Event has occurred, shall be sufficient for the Company to accept the Pledgee as being exclusively entitled to such rights and other powers which it is entitled to exercise pursuant to this Section 3 upon the occurrence of such a Voting Event and subject to the termination and/or release of the Existing Rights of Pledge.

3.4.                           In addition and without prejudice to the obligations of the Pledgor pursuant to the Pledge Agreement, the Revolving Loan Facility Credit Agreement and the Guarantee, the Pledgor and the Company agrees to notify the Pledgee in writing immediately of any event or circumstance which could be of material importance to the Pledgee with a view to the preservation and exercise of the Pledgee’s rights under or pursuant to this Pledge Agreement, such as (without limitation) the filing of a petition for the bankruptcy of the Pledgor, the filing of a petition for a moratorium of payments by the Pledgor, attachment or garnishment of the Pledgor’s assets, the termination of any one of the Pledgor’s commercial activities or its dissolution.

3.5.                           During the term of the Right of Pledge, the foregoing provisions of this Section 3 with respect to the Voting Rights on the Present Shares also apply to the Future Shares. In addition, the Pledgor and the Pledgee shall, if reasonably practicable at the time of or, if not practicable at such time, as soon as reasonably practicable, after the acquisition of such Future Shares, arrange that the attribution of the Voting Rights attaching thereto shall be ratified if that is reasonably deemed necessary, to enable the Pledgee to exercise such Voting Rights upon the occurrence of the condition precedent as provided in Section 3.1 of this Pledge Agreement. If such ratification is, at the Pledgee’s sole discretion, not obtained in time, the Pledgor shall fully co-operate in the taking of such other reasonable measures relating to such transfer of voting rights as are proposed by the Pledgee.

4.                                      Authority to collect

4.1.                           The authority to collect dividends, distributions from reserves, repayments of capital and all other distributions and payments in any form, which, at any time, during the term of the Right of Pledge, become payable on any one or more of the Shares, shall accrue to the Pledgee, as provided for in Section 3:246 of the CCC, subject to the termination and/or release of the Existing Rights of Pledge.

4.2.                           In derogation of the provisions of paragraph 1, the Pledgee hereby grants approval to the Pledgor to collect all dividends, distributions from reserves, repayments of capital and all other distributions and payments in any form, which, at any time, during the term of the Right of Pledge, become payable on any one or more of the Shares, subject to the termination and/or release of the Existing Rights of Pledge.

4.3.                           The Pledgee may terminate the authorization mentioned in section 4.2 upon occurrence of an Event of Default only. Termination of the authorization is made by written statement to that effect, by the Pledgee to the Pledgor. The Pledgee shall inform the Company of the termination in writing.

5.                                      Representations and warranties

5.1.                            The Pledgor hereby represents and warrants that the following is true and correct on the date of this Pledge Agreement:

a.                  the Company is a public company, incorporated under the laws of the former Netherlands Antilles by notarial deed drawn up before Gerard Christoffel Antonius Smeets, civil law notary officiating in Curaçao, on the fourteenth day of July nineteen hundred and ninety-four. A copy of the present articles of association is attached to this Pledge Agreement (Annex I). The Company is currently registered with the commercial register of the Chamber of Commerce and Industries of Curaçao under number 67248. A copy of the extract from the commercial register is attached to this Pledge Agreement (Annex II);

b.                  the Company has not been dissolved, and no resolution has been adopted to dissolve the Company, nor has any request therefore been filed, nor has any notice by the Chamber of Commerce, as described in Section 2:25 of the CCC, been received. The Company has not been declared bankrupt nor has a suspension of payment been granted, nor have any requests thereto been filed;

c.                   the shareholders’ register is accurate and completely up to date. A copy of the shareholders’ register is attached to this Pledge Agreement (Annex III);

d.                  the entire nominal share capital of the Company consists of the Present Shares; all of the Present Shares are fully paid-up; the Company has not granted any rights to subscribe for shares in its capital which have not yet been exercised;

e.                   the Pledgor has a complete and unencumbered right to the Present Shares, with the exception of the Existing Rights of Pledge and the Permitted Right of Pledge;

f.                    the Present Shares are not subject to either (limited) rights or obligations to transfer to third parties or claims based on contracts of any nature and have not been encumbered with any attachments, except for the Existing Rights of Pledge and the Permitted Right of Pledge;

g.                   the Pledgor is authorized to establish the Right of Pledge;

h.                  all resolutions and approvals, required for establishing the Right of Pledge, have been adopted and received respectively;

i.                      the obligations of the Pledgor and the Company vis-à-vis the Pledgee, resulting from the Revolving Loan Facility Credit Agreement, the Guarantee and this Pledge Agreement (as the case may be) are lawful obligations of the Pledgor and the Company, respectively, and are legally enforceable against the Pledgor and the Company, respectively, subject to the Amended Intercreditor Agreement and the Permitted Right of Pledge;

j.                     the assumption and performance by the Pledgor and the Company respectively of the obligations vis-à-vis the Pledgee resulting from the Revolving Loan Facility Credit Agreement and this Pledge Agreement are not contrary to any provision of applicable law or any agreement to which the Pledgor or the Company is a party, or by which the Pledgor or the Company is bound in any other way;

k.                   the Pledgor has provided the Pledgee with all information and data with respect to the Present Shares which the Pledgor reasonably believes to be of importance for the Pledgee; and

l.                       no share certificates (aandeelbewijzen) have been issued for the Shares.

5.2.                  Furthermore, the Pledgor hereby declares to have acquired the Present Shares as follows:

•                                as for the numbers 1 through 60, pursuant to the notarial deed of incorporation, drawn up before Gerard Christoffel Antonius Smeets, civil law notary officiating in Curaçao, on the fourteenth day of July nineteen hundred and ninety-four; and

•                                as for the number 61, pursuant to the issuance of one share on the nineteenth day of September nineteen hundred and ninety-four.

6.                              Undertakings by the Pledgor

6.1.                    During the term of the Right of Pledge, the Pledgor shall not alienate, pledge or in any other way encumber the Shares or the rights to acquire Shares without the prior written consent of the Pledgee, except for the Permitted Right of Pledge and an encumbrance in accordance with the Revolving Loan Facility Credit Agreement or the Amended Intercreditor Agreement.

6.2.                  The Pledgor shall as far as possible provide that the Shares and/or rights to acquire Shares it acquires after execution of this Pledge Agreement shall be pledgeable, and that the transferability thereof shall not be more cumbersome than the transferability of the Shares.

6.3.                  Whenever the Pledgor is aware that the Company is involved in the preparation of a legal merger or demerger as a result of which the Company would cease to exist, the Pledgor shall inform the Pledgee thereof in writing immediately.

6.4.                  Whenever the Pledgor is aware that actions have been taken for the winding-up, dissolution, administration, bankruptcy, suspension of payments or reorganization of the Company, or that an Event of Statutory Default has occurred, the Pledgor shall inform the Pledgee thereof in writing immediately.

7.                              Exercise of the Right of Pledge

7.1.                    Upon the occurrence of an Event of Statutory Default, the Pledgee has, with due regard to the relevant provisions of the Existing Rights of Pledge, the Permitted Right of Pledge and the Amended Intercreditor Agreement, the right to exercise all rights and powers which the

Pledgee has under the laws of Curaçao as holder of a right of pledge over the Shares and the Pledgee shall be authorized to sell the Shares or part thereof, in accordance with Section 3:248 of the CCC, without prejudice to the provision of Section 3:251 of the CCC, in order to recover the proceeds thereof.

7.2.                    In the event the Pledgee enforces the Right of Pledge, the Pledgee shall, with due regard to the relevant provisions of the Existing Rights of Pledge, following payment of the execution costs from the proceeds, allocate the net proceeds to fulfill the Secured Obligations.

7.3.                    The Pledgee does not bear the obligations referred to in Sections 3:249 and 3:252 of the CCC towards others than the Pledgor.

8.                              Termination

8.1.                    The Pledgee is entitled to terminate (opzeggen) in whole or in part the Right of Pledge as referred to in Article 3:81(2) sub (d) of the CCC. Notice of termination must be given in writing by the Pledgee to the Pledgor and the Company.

8.2.                    The Right of Pledge shall terminate by operation of law upon the payment and satisfaction in full of all Secured Obligations. In that event, the Pledgee shall evidence such termination in accordance with the provisions of the Revolving Loan Facility Credit Agreement.

9.                              Costs

All reasonable costs, fees and expenses (including legal fees) reasonably incurred in connection with the creation or execution of any documentation in connection with the Right of Pledge and the enforcement of the Right of Pledge shall be for the account fo the Pledgor. The Pledgor shall indemnify the Pledgee in respect of all losses, claims or liabilities (including reasonable expenses) incurred by the Pledgee in the connection with its acceptance of the Right of Pledge and the exercise by the Pledgee of any rights or powers vested in it hereunder, other than losses, claims or liabilities resulting from the willful misconduct or negligence of the Pledgee.

10.                       Notices

Any notice or other communication under or in connection with this Pledge Agreement shall be in writing in the English language and shall be delivered personally or by registered mail or fax or e-mail. Proof of posting shall be deemed to be proof of receipt:

(i)                                     in the case of hand delivery: on the day the notice is received by recipient;

(ii)                                  in the case of a registered letter: on the third business day after posting; or

(iii)                               in the case of a fax transmission: upon receipt of fax confirmation.

Notices and other communications under this Pledge Agreement may in each case be sent to the following address of the parties hereto:

Address Pledgor:

Central European Media Enterprises Ltd.

c/o CME Media Services Limited

Kříženeckého náměstí 1078/5

152 00 Prague 5 — Barrandov

Czech Republic

Fax number: +420 242 464 483

Attention: Legal Department

Address Pledgee:

Time Warner Inc.

One Time Warner Center,

New York, NY 10019,

Attention Chief Financial Officer

(Facsimile No. + 1 (212) 484-7175),

with copies to its General Counsel

(Facsimile No. + 1 (212) 484-7167)

and its Treasurer

(Facsimile No. + 1 (212) 484-7151)

Address of the Company:

Central European Media Enterprises N.V.

c/o Curaçao Corporation Company N.V.

Schottegatweg Oost 44

Willemstad, Curaçao

Fax number: + 599 9 732 2500

Attention: Managing Director

With a copy to:

CME Media Services Limited

Kříženeckého náměstí 1078/5

152 00 Prague 5 — Barrandov

Czech Republic

Fax number: +420 242 464 483

Attention: Legal Department

or such other address or fax number as notified by the relevant party by not less than five business days prior notice.

11.                       Rescission

The Pledgor and the Pledgee hereby waive, to the fullest extent permitted by law, their right to dissolve this Pledge Agreement pursuant to failure in the performance of one or more of their obligations as referred to in Article 6:265 of the CCC or on any other ground.

12.                       Section 326 of the USA Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Pledgee, as a financial institution, is required, in order to help fight the funding of terrorism and money laundering, to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this Pledge Agreement agree that they will provide the Pledgee with such information as it may request in order to satisfy the requirements of the USA Patriot Act.

13.                       Governing Law and Submission to Jurisdiction

13.1.             The provisions of this Pledge Agreement and the Right of Pledge created hereby, are governed by, and shall be construed in accordance with, the laws of the Curaçao, without giving regard to conflict of law rules under Curaçao private international law.

13.2.             The Pledgor and the Pledgee agree that the competent court in Curaçao shall have non-exclusive jurisdiction with regard to any and all disputes which may arise out of or in connection with this Pledge Agreement.

14.                       Amendment of this Pledge Agreement

This Pledge Agreement may only be amended by a written agreement executed by each of the Pledgor and the Pledgee. The Pledgor shall notify the Company of such amendment in writing.

15.                       Severability

The illegality, invalidity or unenforceability of any provision of this Pledge Agreement or any part thereof under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction nor the legality, validity or enforceability of any other provision or part thereof. Any illegal, invalid or unenforceable provision shall have the effect of an alternative provision that would be valid and the purpose of which conforms with the first mentioned provision and that would presumably have been included in this Pledge Agreement in order to carry out the intentions of the parties if the first mentioned provision had been omitted in view of its illegality, invalidity or unenforceability.

16.                       Counterparts

This Pledge Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which together constitute one and the same document.

* signature page to follow *

SIGNATURE PAGE PLEDGE AGREEMENT ON SHARES

The parties hereto have caused this Pledge Agreement to be duly executed on the day and year first written above.

Signed for and on behalf of:
Central European Media Enterprises Ltd.
as the Pledgor

/s/ David Sturgeon
Name:	David Sturgeon
Title:	acting Chief Financial Officer

Signed for and on behalf of:
Time Warner Inc.
as the Pledgee

/s/ Edward B. Ruggiero
Name: Edward B. Ruggiero
Title: Senior Vice President & Treasurer

Signed for and on behalf of:
Central European Media Enterprises N.V.
as the Company

/s/ Daniel Penn
Name:	Daniel Penn
Title:	Managing Director